Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated August 8, 2005 on the financial statements of IMS Capital Value Fund, IMS Strategic Allocation Fund and IMS Strategic Income Fund, dated as of June 30, 2005 and for the periods indicated therein and to the references to our firm in the combined prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Unified Series Trust (SEC File No. 811-21237 and 333-100654).

Cohen McCurdy, Ltd.

Westlake, Ohio

August 29,2005